Exhibit 10.7
                             DISTRIBUTOR/SALES AGENT


                                                       Dated as of July 17, 1995

HEP I PARTNERS

Re:      THE SECRET AGENT CLUB, starring HULK HOGAN


Gentlemen:

         1. PARTIES. This letter will confirm the agreement ("Agreement") reached between United Film Distributors, Inc. ("Distributor/Sales Agent") and HEP I PARTNERS ("Owner/Grantor") with respect to the feature film THE SECRET AGENT CLUB (the "Picture") whereby Owner has engaged the services of Distributor as the exclusive authorized international sales, collections and servicing agent of Owner for the Picture in the Territory (as defined below), upon the following terms and conditions.

         2. PICTURE. (a) Owner confirms that the Picture will be or is shot in color, in the English language, with a running time of no less than 92 minutes including main and end titles, and shall qualify for an MPAA rating not more restrictive than "R".

         3. TERM. The term of this Agreement ("Term") shall commence as the date of this Agreement and shall continue in perpetuity.

         4. TERRITORY. Distributor shall have the right to sublicense the Picture during the Term throughout the entire universe.

         5. LICENSED RIGHTS. The Licensed Rights in the Picture which Distributor may sublicense ("Rights") are the exclusive rights in the Territory to exhibit the Picture, substantially as produced or represented by Owner other than customary dubbing, subtitling and limited editing for censorship purposes as is customary in each local country) in any and all media, now known or hereafter devised or improved including, but not limited to: theatrical exhibition (35mm), non-theatrical exhibition (as customarily defined in the motion picture industry), television exhibition (including pay, cable, free, satellite and pay-per-view), exhibition by means of video device (videocassette, disc or other format), for private home use (including the right to manufacture, distribute, rent and sell such video devices for such purposes) and any and all other means of exploitation of the Picture and any Rights therein, whatsoever, including merchandising, publication and soundtrack album rights. All other rights are excluded, including, the rights to exploit, license, or represent any and all "derivative works", such as sequels and remakes.

         6. DIVISION OF GROSS RECEIPTS. As used in this Agreement, the term "Gross Receipts" shall mean all non-refundable monies or credits payable by foreign distributors once actually received by Distributor in United States Dollars including, without limitation, advances, minimum


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guarantees,  "overages",  and  other  license  fees  or  receipts,  net  of  any withholding or other foreign remittance taxes. Gross Receipts shall be divided between Owner and Distributor as follows:

                  (a) Distributor shall first deduct and retain its fee of Twenty percent (20%) out of total Gross Receipts;

                  (b)  Distributor  shall next  deduct  and  retain the  portion attributable to cover Distributor's general out-of-pocket expenses (e.g., travel, hotels, temporary personnel, sales offices, entertainment, equipment rentals, sales trips, public relations fees and overhead expenses, etc.) incurred in connection with the sale of the Picture and attending various sales markets where the Picture will be offered to foreign distributors. Said amount shall be fairly apportioned in the event the expenses apply to matters other than the Picture.

                  (c) Distributor shall also deduct and retain an amount equal to all direct out-of-pocket distribution expenses applicable to the Picture incurred by Distributor including, without limitation, creative fees, printing, shipping, postage, courier, screening rooms and cassettes, laboratory, legal and accounting fees directly related to agreements with foreign distributors, telephone, telecopier and the like. Distributor shall also be entitled to deduct its expenses incurred including, without limitation, the creation of "additional" technical materials such as, but not limited to, negatives, internegatives, magnetic and optical soundtracks, trailers, television spots, one-sheets, stills and any and all other advertising, publicity and marketing expenses, of any kind, as advanced by Distributor.

                  (d) Provided Owner has complied with all terms and conditions of this Agreement including, without limitation, timely Delivery, the balance shall be Owner's share of Gross Receipts and shall be paid to Owner in accordance with Paragraph 10 of this Agreement.

         7. DEPOSIT ACCOUNT. All Agreements shall provide that any and all Gross Receipts under the Agreements shall be paid by each licensee directly to a bank account (the "Deposit Account") established by and under the control of Distributor or its designee.

         8. DELIVERY. On or before April 1, 1996, Owner shall deliver to Distributor, at Owner's expense, all those items ("Items") relating to the Picture referred to in Exhibit "A" ("Delivery"). All Items delivered to Distributor by Owner shall be of first class, professional quality, suitable for theatrical exhibition and acceptable to foreign television broadcasters quality control requirements.

         9. DISTRIBUTOR'S RIGHTS. Distributor shall have the right to advertise, promote, sell, assign and sublicense, without limitation, the theatrical, video, television and all other rights, and otherwise exploit and deal with the Picture and its title, in Distributor's sole good faith discretion, in connection with Distributor's sublicense of the Picture in the Territory. Distributor shall also have the right to change or edit the Picture and its title, but only to the extent reasonably necessary for the foreign exploitation of the Picture including, without limitation, re-editing, re-mixing, adding to and deleting from, and adding appropriate credits to the Picture as Distributor shall deem reasonably necessary or appropriate provided same does not conflict with subparagraph (a) below. Any and all expenses incurred by Distributor in connection with changes in the Picture shall be deemed

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distribution  expenses recoupable by Distributor pursuant to Paragraph 6 of this
Agreement. Distributor shall further have the right to sell the Picture along with other pictures, i.e. in groups or "packages", in which case proceeds from the exploitation of the group or package shall be allocated by Distributor among the various motion pictures in an equitable manner to be determined in good faith by Distributor.

                  (a) Owner will notify Distributor, in writing, of its contractual obligations with respect to credits or advertising of persons, names and/or likenesses in connection with the Picture. Failure by Owner to give written notice, as indicated herein, shall release Distributor from any liability or responsibility in connection therewith and Owner hereby agrees to indemnify and hold Distributor harmless from the consequences of any action with respect thereto.

                  (b) Distributor shall have the right, but not the obligation, to include in the main and end titles of the Picture and in all advertising and publicity materials for the Picture, its corporate logo and the words "Distributed by", "Released by", or a similar indication of Distributor's function. Owner hereby acknowledges its obligation to provide Distributor with a listing of the main and end titles so that Distributor may make a determination as to the placement of its logo and credit in accordance with the provisions of this Paragraph 9. Owner further agrees to consult with Distributor at the time the credits are prepared to determine if Distributor wishes to have its credit and logo included therewith.

         10. ACCOUNTING. Distributor shall report to and make appropriate payments to Owner on a calendar quarterly basis, commencing upon collection of first monies, for the first eighteen (18) months of the Term and semi-annually thereafter. Accounting statements shall be sent to Owner within thirty (30) days following the close of the applicable accounting period. Owner shall have customary audit rights with respect to Distributor's records pertaining to the Picture, exercisable at Distributor's offices not more frequently than once every twelve (12) months. Accounting statements shall be incontestible twenty-four (24) months after they are mailed by Distributor to Owner at the above address or such other address as Owner may designate in writing.

         11. INDEMNIFICATIONS/REPRESENTATIONS & WARRANTIES.

         (a) Owner represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform all of its obligations and undertakings herein; that Owner has not entered into any agreement with any third party that is inconsistent with or in derogation of the rights, privileges and benefits being granted to Distributor; that the rights granted are free and clear of any claims, liens or encumbrances whatsoever; and, that it will not, by action or inaction, cause Distributor to be deprived of any of the benefits granted hereunder.

         (b) Owner represents and warrants that, with respect to any of its obligations hereunder (including, without limitation, any materials supplied hereunder or actions undertaken or omitted herefrom), that neither the Picture, nor any part thereof, nor the title thereof, nor the exercise by Distributor or its licensees or assigns of any right, license or privilege herein granted, violates or infringes or will violate or infringe any trademark, trade name, contract, agreement, copyright (common law or statutory), patent, literary, artistic, dramatic, personal, private, civil or property right

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or right of privacy or any other right or defames any person, firm, corporation, or association whatsoever.

         (c) Owner warrants and agrees that it will indemnify and hold Distributor and its successors, licensees and assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives harmless from and against any and all liability, loss, judgments, damages, costs and expenses, including reasonable attorneys' fees, arising solely out of or relating to any breach or alleged breach by Owner hereunder in connection with any suits relating to the Picture.

         (d) Distributor warrants and agrees that it will indemnify and hold Owner and its successors, licensees and assigns, directors, shareholders, officers, employees, agents, attorneys and other representatives harmless from and against any and all liability, loss, judgments, damages, costs and expenses, including reasonable attorneys' fees, arising solely out of or relating to any breach or alleged breach by Distributor hereunder in connection with any suits relating to the Picture.

         12. REMEDIES. In the event of any breach or alleged breach of this Agreement by Distributor, Owner's sole remedy shall be an action at law for damages, if any; Owner shall not have the right to terminate or rescind this Agreement or any sublicenses for the Picture entered into by Distributor. Because of the costs and expenses which will be incurred by Distributor in the marketing and promotion of the Picture, the agency relationship created hereby shall be deemed coupled with an interest.

         13. ARBITRATION. Any dispute, controversy or claim arising out of or relating to the enforcement, interpretation or alleged breach of this Agreement shall be submitted to and resolved by binding arbitration in Los Angeles, California before one neutral arbitrator appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in and enforceable by any court having jurisdiction thereof.

         14. THIRD PARTY PAYMENTS. Owner is responsible for all third party payments including, but not limited to, any and all residuals, refuse fees, and any other union or guild payments which may become payable as a result of Distributor's exercise of the Rights granted hereunder.

         15. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any additional documents which may be required or be desirable to fully effectuate the purposes and intents of this Agreement or to carry out the obligations with the parties hereunder, provided that they are not inconsistent with the provisions of this Agreement. Owner hereby appoints Distributor its sole and exclusive attorney-in-fact with full and irrevocable power and authority in Owner's name to execute, acknowledge, deliver, file, register, renew, extend, enforce and defend all copyrights in the Picture in the Territory. Before Distributor may exercise its power of attorney hereunder, it must first submit the documents at issue to Owner with ten (10) business days to return the same.

         16. MISCELLANEOUS. This Agreement contains the entire understanding and supersedes all prior understandings of the parties hereto relating to the subject matter hereof, and this agreement may not be modified, nor may any provision be waived, except by an instrument in writing signed by both parties. No payment under this Agreement shall operate as a waiver of any provision hereof.

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No waiver of any  breach or  default  under this  Agreement  shall  operate as a waiver of any preceding or subsequent breach or default. Neither party shall be deemed a fiduciary, partner, joint venturer, employee, or agent of the other party. Neither party shall hold itself out contrary to the provision of this Agreement or shall become liable by reason of any representation, act or omission of the other party contrary to the provisions hereof. Notwithstanding anything herein or elsewhere contained, this Agreement is solely for the mutual benefit of Owner and Distributor, and no third party (whether or not referred to herein) is intended or shall be deemed to be a third party beneficiary hereof. Paragraph headings used herein are for convenience only and shall not be used in any way to interpret the provisions of this Agreement. All items which have not been addressed shall be negotiated in good faith pursuant to the prevailing customs and standards in the entertainment industry. Any and all estimates or projections as to sales of the Picture by either party shall be deemed statements of opinion only and shall not be binding upon the parties.

         17. NOTICES. All notices given may be given by facsimile with conformational receipt, by personal delivery or by certified mail, return receipt requested. The date of any personal delivery or facsimile shall be deemed the date of the giving of notice. Notice shall be addressed to the parties at their respective addresses as follows, subject to change by written notice:

                  TO OWNER:                 HEP I PARTNERS
                                                  c/o Hit Entertainment, Inc.
                                                  1990 Westwood Boulevard
                                                  The Penthouse
                                                  Los Angeles, California  90025

                  TO DISTRIBUTOR:           HIT ENTERTAINMENT
                                                  1990 Westwood Boulevard
                                                  The Penthouse
                                                  Los Angeles, California 90025

         18. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California.

         If the foregoing accurately sets forth your understanding, please indicate your agreement to this Agreement by signing in the space provided below.

                                              Very truly yours,

                                              United Film Distributors, Inc.

                                              By:  /s/

                                              ACCEPTED AND AGREED TO

                                              HEP I PARTNERS

                                              By:  Hit Entertainment, Inc., its
                                                         general partner

                                              By: /s/

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